--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                       ----------------------------------

                                  AMENDMENT NO. 1
                                        ON
                                    FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): September 9, 1998



                              REHABCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)


Delaware                         0-19294                           51-0265872
(State or other              (Commission File                   (I.R.S. Employer
jurisdiction of                  Number)                         Identification
organization)                                                        Number)



        7733 Forsyth Boulevard
              17th Floor
          St. Louis, Missouri                                    63105
(Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number, including area code: (314) 863-7422


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

     Historical and Pro Forma Financial Statements - The following sets forth the historical financial statements of Therapeutic Systems, Ltd., an Illinois corporation ("TSL"), and the unaudited pro forma financial information of RehabCare Group, Inc. ("RehabCare"), showing the effect of the consummation of the acquisition by RehabCare of 100% of the issued and outstanding shares of TSL. The consummation of the acquisition and details with regard thereto were reported by RehabCare in its Current Report on Form 8-K dated September 9, 1998, but the audited financial statements of TSL and the unaudited pro forma financial information were not available at such time.

(a) Historical Financial Statements of Business Acquired - The following historical financial statements of TSL are filed herewith:

     Report of Independent Auditors
     Balance Sheet, December 31, 1997
     Statement of Income, Year Ended December 31, 1997
     Statement of Cash Flows,  Year Ended December 31, 1997
     Notes to Financial  Statements
     Condensed Balance Sheet, June 30, 1998 (Unaudited)
     Condensed Statement of Earnings, Six Months Ended June 30, 1998 (Unaudited) Condensed Statement of Cash Flows, Six Months Ended June 30, 1998
          (Unaudited)
     Notes to Condensed Financial Statements (Unaudited)

(b) Pro Forma Financial Information - The following pro forma combined financial statements of RehabCare showing the effect of the acquisition are filed herewith:

     Pro Forma Condensed Combined Balance Sheet as of June 30, 1998 (Unaudited) Pro Forma Condensed Combined Statement of Earnings for the Year Ended
          December 31, 1997 (Unaudited)
     Pro Forma Condensed Combined Statement of Earnings for the Six Months Ended
          June 30, 1998 (Unaudited)
     Notes to  Unaudited  Pro  Forma  Condensed  Combined  Financial  Statements
          (Unaudited)

(c) Exhibits -The following exhibits are filed herewith:

     23.1     Consent of Mowery & Schoenfeld LLC.

REPORT OF INDEPENDENT AUDITORS



TO THE BOARD OF DIRECTORS OF

         THERAPEUTIC SYSTEMS, LTD.

We have audited the accompanying balance sheet of THERAPEUTIC SYSTEMS, LTD. (an Illinois corporation), as of December 31, 1997 and the related statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of THERAPEUTIC SYSTEMS, LTD. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                         Mowery & Schoenfeld LLC


May 15, 1998



                            THERAPEUTIC SYSTEMS, LTD.

                                  BALANCE SHEET

                                DECEMBER 31, 1997

--------------------------------------------------------------------------------------------------------------------------

                                     ASSETS

CURRENT ASSETS
   Cash                                                                                                       $   119,697
   Accounts receivable
      Trade                                                                                 $ 7,057,348
      Allowance for doubtful accounts                                                          (230,000)        6,827,348
                                                                                            -----------
   Prepaid expenses                                                                                                 4,443
                                                                                                              -----------

      Total assets                                                                                            $ 6,951,488
                                                                                                              ===========


                      LIABILITIES AND SHAREHOLDER'S EQUITY


CURRENT LIABILITIES
   Accrued payroll and payroll taxes                                                                          $   580,584
   Accrued vacation                                                                                               227,000
   Accrued replacement taxes  (Note 3)                                                                             83,000
   Deferred replacement taxes  (Note 3)                                                                            91,000
                                                                                                              -----------
      Total current liabilities                                                                                   981,584
                                                                                                              -----------
SHAREHOLDER'S EQUITY
   Common stock - no par value, 10,000 shares authorized,
      1,000 shares issued and outstanding                                                                           1,000
   Retained earnings, beginning of the year                                                 $ 5,839,309
   Net income                                                             $ 6,296,714
   Shareholder distributions                                               (6,167,119)          129,595         5,968,904
                                                                          -----------       -----------       -----------
      Total shareholder's equity                                                                                5,969,904
                                                                                                              -----------

      Total liabilities and shareholder's equity                                                              $ 6,951,488
                                                                                                              ===========








                 See accompanying notes to financial statements.



                            THERAPEUTIC SYSTEMS, LTD.

                               STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

--------------------------------------------------------------------------------------------------------------------------

REVENUES                                                                                                      $13,866,613

OPERATING EXPENSES
   Wages                                                                                    $ 6,599,283
   Payroll taxes                                                                                529,292

   Dues and subscriptions                                                                         3,911
   Employee health                                                                                  616
   Licenses                                                                                       1,642
   Continuing education                                                                           7,280
   Health insurance                                                                             148,141
   Dental insurance                                                                               4,901

   Professional liability insurance                                                              20,991
   Workers compensation insurance                                                                27,107
   Advertising                                                                                   17,371
   Client relations                                                                               4,851

   Office supplies                                                                               12,263
   Postage and delivery                                                                           7,241
   Professional fees                                                                              6,829
   Bad debt expense                                                                              50,000

   Rent                                                                                          29,520
   Therapy materials                                                                              9,307
   Travel and entertainment                                                                       1,398

   Telephone                                                                                     15,514
   Gas and electric                                                                               3,221
   Miscellaneous                                                                                  1,434         7,502,113
                                                                                            -----------       -----------

   Income from operations                                                                                       6,364,500

OTHER INCOME
   Interest income                                                                                                 25,214
                                                                                                              -----------

         Income before taxes                                                                                    6,389,714

PROVISION FOR ILLINOIS REPLACEMENT TAXES ( NOTE 3 )                                                                93,000
                                                                                                              -----------

      Net income                                                                                              $ 6,296,714
                                                                                                              ===========



                 See accompanying notes to financial statements.



                            THERAPEUTIC SYSTEMS, LTD.

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                                                 $ 6,296,714
   Adjustments to reconcile net income to net cash
      provided by operating activities;
            Deferred replacement taxes                                                                             10,000
            Bad debts expense                                                                                      50,000
            Effect of changes in operating assets and liabilities;
               Accounts receivable                                                                               (774,640)
               Prepaid expenses                                                                                    29,172
               Accrued payroll and payroll taxes                                                                    9,418
               Accrued vacation                                                                                    36,000
               Accrued replacement taxes                                                                          (12,000)
                                                                                                              -----------
                    Net cash provided by operating activities                                                   5,644,664
                                                                                                              -----------


CASH FLOWS FROM INVESTING ACTIVITIES                                                                                    -
                                                                                                              -----------


CASH FLOWS FROM FINANCING ACTIVITIES
   Dividends paid                                                                                              (6,167,119)
                                                                                                              -----------
      Net cash used in financing activities                                                                    (6,167,119)
                                                                                                              -----------


NET DECREASE IN CASH                                                                                             (522,455)
Cash, beginning of year                                                                                           642,152
                                                                                                              -----------

Cash, end of year                                                                                             $   119,697
                                                                                                              ===========



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for replacement taxes                                                               $    95,000
                                                                                                              ===========










                 See accompanying notes to financial statements.

                            THERAPEUTIC SYSTEMS, LTD.

                          Notes to Financial Statements



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


          Nature of Business
          ------------------
          Therapeutic Systems, Ltd. ("the Company") is an Illinois corporation operating within Chicago, Illinois and the surrounding suburbs. The Company contracts primarily with skilled nursing or long-term care facilities and school districts to provide comprehensive physical, occupational and speech therapy.

          Basis of Presentation and Revenue Recognition
          ---------------------------------------------
          The financial statements are presented on the accrual basis. Revenues are recognized as services are performed based on contracted billing rates. Expenses are recorded as incurred and as services are provided by therapists.

          Property and Equipment
          ----------------------
          Property and equipment are recorded at cost and are depreciated using straight-line and accelerated methods over estimated useful lives. Expenditures for major repairs and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for normal maintenance and repairs are charged to expense as incurred. Property and equipment are written off the books when they are fully depreciated.

          Use of Estimates in Preparing Financial Statements
          --------------------------------------------------
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures at the financial statement date. Accordingly, actual amounts could differ.


NOTE 2 - LEASE COMMITMENTS

The Company leases office facilities under an operating lease agreement that expires December 31, 1997. The lease agreement contains an option to renew the lease for four additional one year periods. The Company has exercised one of four one year renewal options contained in the original lease agreement extending the lease through December 31, 1998 with monthly rent payments of $2,546.

Rent expense approximated $30,000 for the year ended December 31, 1997.

NOTE 3 - INCOME TAXES

The Company has elected to be treated as an S Corporation under Section 1361 of the Internal Revenue Code. Accordingly, there is no provision for federal and state income taxes since such taxes are the liability of the individual shareholder. Instead, the Company is subject to an Illinois replacement tax of 1.5%. The provision for replacement taxes for the year ended December 31, 1997 is presented below:



Replacement taxes currently payable                       $   83,000
Deferred replacement taxes                                    10,000
                                                    ----------------
                                                          $   93,000
                                                    ================

Gross deferred replacement tax assets                     $  (15,000)
Gross deferred replacement tax liabilities                   106,000
                                                    ----------------
   Net deferred tax liability - current                   $   91,000
                                                    ================

The Company files its federal and state income tax returns on the cash basis. Accordingly, deferred replacement tax assets and liabilities are recorded based on the expected future tax consequences due to the reversal of temporary differences between financial statement carrying amounts and the tax basis of primarily accounts receivable and certain accruals which currently exist.

                            THERAPEUTIC SYSTEMS, LTD.
                             CONDENSED BALANCE SHEET
                                  June 30, 1998
                                  (Unaudited)
                          (dollar amounts in thousands)



                          Assets:
Current assets:
         Cash and cash equivalents                             $       1,611
         Accounts receivable, net of allowance for
           doubtful accounts                                           6,786
         Prepaid expenses and other current assets                        20
                                                                ------------
         Total current assets                                          8,417
                                                                ------------
                                                               $       8,417
                                                                ============

            Liabilities and Stockholders' Equity:

Current liabilities:
         Accounts payable                                                107
         Accrued salaries and wages                                      857
                                                                ------------
         Total current liabilities                                       964
                                                                ------------

Stockholder's equity:
         Common stock                                                      1
         Additional paid-in capital                                      --
         Retained earnings                                             7,452
                                                                ------------
         Total stockholder's equity                                    7,453
                                                                ------------
                                                               $       8,417
                                                                ============

                            See accompanying notes.



                            THERAPEUTIC SYSTEMS, LTD.
                         CONDENSED STATEMENT OF EARNINGS
                         Six months ended June 30, 1998
                                  (Unaudited)
                         (dollar amounts in thousands)


Operating Revenues:                                         $        6,571

Costs and expenses:
         Operating expenses                                          3,393
         General and administrative                                    127
         Depreciation and amortization                                 --
                                                             -------------
         Total costs and expenses                                    3,520
                                                             -------------

         Operating earnings                                          3,051

Income taxes                                                           --
                                                             -------------

         Net earnings                                       $        3,051
                                                             =============



                            See accompanying notes.



                            THERAPEUTIC SYSTEMS, LTD.
                        CONDENSED STATEMENT OF CASH FLOWS
                         Six months ended June 30, 1998
                                  (Unaudited)
                         (dollar amounts in thousands)

Operating activities
   Net earnings                                                                               $    3,051
   Adjustments to reconcile net earnings to net cash
      provided by operating activities;
            Changes in operating assets and liabilities;
               Accounts receivable                                                                    41
               Prepaid expenses and other assets                                                     (15)
               Accounts payable and accrued expenses                                                 (17)
                                                                                              ----------
Net cash provided by operating activities                                                          3,060
                                                                                              ----------

Financing activities
Dividends paid                                                                                    (1,568)
                                                                                              ----------
Net cash used in financing activities                                                             (1,568)
                                                                                              ----------

Net increase in cash                                                                               1,492
Cash at beginning of period                                                                          119
                                                                                              ----------

Cash at end of period                                                                         $    1,611
                                                                                              ==========




                             See accompanying notes.

                           THERAPEUTIC SYSTEMS, LTD.

                    Notes to Condensed Financial Statements
                                  (Unaudited)

1.   Basis of Presentation

     The condensed balance sheet as of June 30, 1998, and the related condensed statement of earnings for the six months ended June 30, 1998 and cash flows for the six months ended June 30, 1998, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted only of normal recurring items. The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the respective full years.

     The condensed financial statements do not include all information and footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. Reference is made to the audited financial statements and the related notes of Therapeutic Systems, Ltd. ("TSL") included in this Form 8-K which provide additional disclosures and a further description of accounting policies.

2.   Acquisition

     On September 8, 1998, 100% of the common stock of TSL was sold to RehabCare Group, Inc.

Pro Forma Financial Data

The unaudited pro forma condensed combined balance sheet as of June 30, 1998, and the pro forma condensed combined statements of earnings for the six months ended June 30, 1998, and for the year ended December 31, 1997, give effect to the acquisition based on the historical consolidated financial statements of RehabCare and the historical financial statements of TSL, under the assumptions and adjustments set forth below.

The pro forma condensed combined financial statements have been prepared based upon the respective company's historical financial statements. These pro forma condensed combined financial statements, which include results of operations as if the acquisition had been effected on the first day of the periods presented, and had been accounted for under the purchase method of accounting, may not be indicative of the results that would be recognized if the acquisition had been in effect on the dates indicated or which may be obtained in the future, including the year ended December 31, 1998. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of RehabCare and TSL.


                              REHABCARE GROUP, INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  June 30, 1998
                          (dollar amounts in thousands)

                                                                                 Therapeutic      Pro Forma         Pro Forma
                                                                    RehabCare      Systems       Adjustments         Combined

                          Assets:
Current assets:
         Cash and cash equivalents                             $       4,406    $     1,611   $      (1,753)(1)  $      4,264
         Marketable securities, available-for-sale                     4,314            --                              4,314
         Accounts receivable, net of allowance for
           doubtful accounts                                          24,872          6,786          (4,400)(6)        27,258
         Deferred tax assets                                           1,633            --                              1,633
         Prepaid expenses and other current assets                       963             20                               983
                                                                ------------      ---------     -----------       -----------
         Total current assets                                         36,188          8,417          (6,153)           38,452
                                                                ------------      ---------     -----------       -----------
Marketable securities available-for-sale,
         noncurrent                                                    1,217            --                              1,217
                                                                ------------      ---------     -----------       -----------
Equipment and leasehold improvements, net                              3,302            --                              3,302
                                                                ------------      ---------     -----------       -----------
Other assets:
         Excess of cost over net assets acquired, net                 54,605            --    $       7,300 (3)        61,905
         Deferred contract costs, net                                  1,071            --                              1,071
         Pre-opening costs, net                                        3,164            --                              3,164
         Other                                                         1,672            --                              1,672
                                                                ------------      ---------     -----------       -----------
         Total other assets                                           60,512            --            7,300            67,812
                                                                ------------      ---------     -----------       -----------
                                                               $     101,219    $     8,417   $       1,147      $    110,783
                                                                ============      =========     ===========       ===========

            Liabilities and Stockholders' Equity:

Current liabilities:
         Current portion of long-term debt                     $       4,660    $       --    $         --       $      4,660
         Accounts payable                                              1,851            107             --              1,958
         Accrued salaries and wages                                   12,793            857                            13,650
         Accrued expenses                                              4,069            --              300 (1)         4,369
                                                                ------------      ---------     -----------       -----------
         Total current liabilities                                    23,373            964             300            24,637
                                                                ------------      ---------     -----------       -----------
Deferred tax liabilities                                                 257            --                                257
                                                                ------------      ---------     -----------       -----------
Deferred compensation                                                  1,715            --                              1,715
                                                                ------------      ---------     -----------       -----------
Long-term debt, less current portion                                  26,351            --            6,400 (1)        32,751
                                                                ------------      ---------     -----------       -----------

Stockholders' equity:
         Preferred stock                                                 --             --                                --
         Common stock                                                     73              1              (1)(2)            73
         Additional paid-in capital                                   25,748            --            1,900 (1)        27,648
         Retained earnings                                            40,911          7,452          (7,452)(2)        40,911
         Less common stock held in treasury at cost,
           1,166,234 shares                                          (17,975)           --                            (17,975)
         Accumulated other comprehensive earnings -
           unrealized gain on marketable securities,
           net of tax                                                    766            --                                766
                                                                ------------      ---------     -----------       -----------
         Total stockholders' equity                                   49,523          7,453          (5,553)           51,423
                                                                ------------      ---------     -----------       -----------
                                                               $     101,219    $     8,417   $       1,147      $    110,783
                                                                ============      =========     ===========       ===========

See accompanying notes to unaudited pro forma condensed combined financial statements.


                              REHABCARE GROUP, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                          Year ended December 31, 1997
              (dollar amounts in thousands, except per share data)

                                                                               Therapeutic      Pro Forma         Pro Forma
                                                                  RehabCare      Systems       Adjustments        Combined


Operating Revenues:                                         $      160,780   $     13,866   $     (6,366)(6)  $    168,280

Costs and expenses:
         Operating expenses                                        110,726          7,247         (3,327)(6)       114,851
                                                                                                     205 (7)
         General and administrative                                 27,294            254             88 (7)        27,636
         Depreciation and amortization                               3,780            --             183 (3)         3,963
                                                             -------------     ----------    -----------      ------------
         Total costs and expenses                                  141,800          7,501         (2,851)          146,450
                                                             -------------     ----------    -----------      ------------

         Operating earnings                                         18,980          6,365         (3,515)           21,830

Interest income                                                        186             25                              211
Interest expense                                                    (2,759)           --            (480)(4)        (3,239)
Gain on sale of marketable securities                                1,448            --                             1,448
Other income, net                                                       27            --                                27
                                                             -------------     ----------    -----------      ------------

         Earnings before income taxes                               17,882          6,390         (3,995)           20,277

Income taxes                                                         7,267             93            751             8,111 (5)
                                                             -------------     ----------    -----------      ------------

         Net earnings                                       $       10,615   $      6,297   $     (4,746)     $     12,166
                                                             =============     ==========    ===========      ============


Net earnings per common share:
         Basic                                              $         1.77                                    $       2.03
                                                             =============                                    ============
         Diluted                                            $         1.47                                    $       1.65
                                                             =============                                    ============

  See accompanying notes to unaudited pro forma condensed combined financial statements.





                              REHABCARE GROUP, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                         Six  months  ended  June 30,  1998
              (dollar amounts in thousands, except per share data)

                                                                                Therapeutic     Pro Forma        Pro Forma
                                                                   RehabCare      Systems      Adjustments        Combined

Operating Revenues:                                         $       86,531   $      6,571    $   (3,113)(6)   $     89,989

Costs and expenses:
         Operating expenses                                         58,621          3,393        (1,607)(6)         60,509
                                                                                                    102 (7)
         General and administrative                                 15,131            127            44 (7)         15,302
         Depreciation and amortization                               2,021            --             91 (3)          2,112
                                                             -------------     ----------    -----------      ------------
         Total costs and expenses                                   75,773          3,520        (1,370)            77,923
                                                             -------------     ----------    -----------      ------------

         Operating earnings                                         10,758          3,051        (1,743)(7)         12,066

Interest income                                                        124             --                              124
Interest expense                                                    (1,352)            --          (229)(4)         (1,581)
Gain on sale of marketable securities                                   94             --                               94
                                                             -------------     ----------    -----------      ------------

         Earnings before income taxes                                9,624          3,051        (1,972)            10,703

Income taxes                                                         3,905            --            376              4,281 (5)
                                                             -------------     ----------    -----------      ------------

         Net earnings                                       $        5,719   $      3,051   $    (2,348)      $      6,422
                                                             =============     ==========    ===========      ============


Net earnings per common share:
         Basic                                              $         0.96                                     $      1.07
                                                             =============                                     ===========
         Diluted                                            $         0.81                                     $      0.89
                                                             =============                                     ===========


See  accompanying  notes to unaudited  pro forma  condensed  combined  financial statements.


Notes to Unaudited Pro Forma Condensed Combined Financial Statements

On September 9, 1998, RehabCare acquired TSL, a provider of contract therapy services to long-term care facilities and school districts. The aggregate cash purchase cost, excluding acquisition costs, totaled $8.3 million, consisting of $5.4 million in cash, a subordinated promissory note in the original principal amount of $1 million and an aggregate of 117,895 shares of common stock equal in value to $1.9 million. Goodwill recognized as a result of the acquisition totaled approximately $7.3 million.

The unaudited pro forma condensed combined balance sheet as of June 30, 1998 has been prepared assuming that the acquisition had occurred as of that date. Unaudited pro forma condensed combined statements of earnings for the six months ended June 30, 1998, and the year ended December 31, 1997 have been prepared as if the acquisition had been effected on the first day of the periods presented. The unaudited pro forma condensed combined statements of earnings are not necessarily indicative of results that would have occurred had the acquisition been consummated as of the beginning of the periods presented or that might be attained in the future. Pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements are as follows:

     1. To record the cash consideration of $5.4 million, to record cash paid for working capital in excess of the target minimum of $1.3 million, to record the issuance of subordinated promissory note in the principal amount of $1 million, to record an aggregate of 117,895 shares of common stock equal in value to $1.9 million, and accrue for estimated acquisition costs totaling $300,000.

     2. To eliminate the historical amounts of stockholder's equity of TSL.

     3. To reflect the goodwill associated with allocation of the purchase price. Goodwill will be amortized using the straight-line method over 40 years.

     4. To reflect the interest expense related to incremental borrowings necessary to fund the cash purchase price and the issuance of a subordinated promissory note. The interest rate on bank borrowings is assumed to be 7.00% and 7.40% for the six month period ended June 30, 1998 and the year ended December 31, 1997, respectively. The interest rate on the subordinated promissory note is 8%.

     5. To reflect income taxes at an estimated combined effective tax rate of 40%.

     6. To reflect reductions associated with receipt by TSL of notice of cancellation of contracts from a customer representing approximately 46% of TSL's 1998 revenues.

     7. To reflect post-acquisition salary adjustments and additional costs associated with conforming benefit plans.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 1998

                            REHABCARE GROUP, INC.



                            By:/s/ John R. Finkenkeller
                               -------------------------------------------------
                               John R. Finkenkeller
                               Senior Vice President and Chief Financial Officer

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-11311; Form S-8, No. 33-82106; and, Form S-8, No. 33-82048)of
RehabCare Group, Inc. of our report dated May 15, 1998, with respect to the audited financial statements of Therapeutic Systems, Ltd. included in the Current Report on Form 8-K/A of RehabCare Group, Inc. dated September 9, 1998

                                                    /s/ Mowery & Schoenfeld, LLC

November 6, 1998